UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

ICON Cash Flow Partners L.P. Seven

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27926	13-3835387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
(212) 418-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Events

On August 17, 2006, ICON Cash Flow Partners L.P. Seven (“Fund Seven”) sent its Year End 2005 Liquidation Update (the “Liquidation Update”) to the broker-dealers who sold the original limited partnership interests in Fund Seven. A copy of the Liquidation Update is being furnished as an exhibit hereto.

The information in this Report is provided under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

(c) Exhibit

The following exhibit is filed with this Form 8-K:
99.1	ICON Cash Flow Partners L.P. Seven Year End 2005 Liquidation Update

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON CASH FLOW PARTNERS L.P. SEVEN

By: ICON CAPITAL CORP.,

its Manager

Dated: August 18, 2006
By: /s/ Thomas W. Martin
Thomas W. Martin
Chief Operating Officer

Exhibit 99.1

ICON Cash Flow Partners L.P. Seven

Liquidation Update (as of August, 2006)

This update is intended to give registered representatives and their ICON Cash Flow Partners, L.P. Seven (“Fund Seven”) investors a description of the Fund’s recent activities and its prospects for the future. As a fund manager, we are actively and prudently managing the Fund Seven portfolio to yield the best possible return to investors. As a public program, Fund Seven has reported to you regularly through quarterly and annual reports filed with the SEC. These important disclosure documents provide comprehensive required information; however, it is here that we try and summarize the information contained in those documents to give you a better overview of what is going on in Fund Seven.

First, let’s begin with a recap of portfolio activity since January 2005. Three leases have terminated since January 2005 and on many occasions over the last few years we advised that some of these assets could represent major disappointments. Terminated leases and the results are described as follows:

Lessee	Equity Invested	Total Realized	Gross Gain (Loss)
EKA Chemicals, Inc.	$2,805,919	$4,517,617	$1,711,698
Seacor Offshore, Inc. (1 vessel)	$1,401,667	$928,869	($472,798)
World Airways, Inc.	$2,123,412	$4,206,007	$2,082,594

In addition, on May 31, 2006, Fund Seven reached a settlement with Fleet Capital Corp. (“Fleet”) of the commercial litigation related to the non-recourse loans made by Fleet in connection with the acquisition by subsidiaries of Fund Seven of supply tug vessels on charter with affiliates of SEACOR Marine, Inc. While the precise terms of the settlement are confidential, the settlement provides for the full release of all of Fleet’s claims against Fund Seven and its subsidiaries, as well as Fund Seven and its subsidiaries’ counterclaims against Fleet. Also, on July 7, 2006, Fund Seven reached an agreement with AAR Corp. (“AAR”) pursuant to which AAR agreed to reduce the amount of the principal balance on the recourse note payable to AAR in exchange for an early payment of a substantial portion of the principal on the note, which prepayment was made on July 21, 2006. This reduction is conditioned upon Fund Seven paying the remaining balance on the note on or before November 27, 2006. Subsequently, on August 9, 2006, Fund Seven sold its ownership interest in a 1976 DC-10-30 aircraft on lease to World Airways, Inc. to World Airways for $1,976,436.59, the majority of which will be used to satisfy the balance on the note payable to AAR, ensuring that Fund Seven can take advantage of the reduction of the note principal.

Next, let’s discuss the “Rowan Halifax”, the remaining material asset in Fund Seven at August 15, 2006:

$12,325,000 Investment in Equipment on Lease to The Rowan Companies

The Lessee: Rowan Companies, Inc., founded in 1923, is a major international offshore and land drilling contractor.

“The Company was founded on the principle that in any organizational endeavor, men are more important than machinery and tools, and this emphasis on personnel has prevailed throughout the history of the Company” - Arch Rowan 1973 - on the 50th anniversary of the Company (Source: Rowan Companies’ website).

The Equipment: 43.825% interest in one Class 116-C Mobile Offshore Jack-Up Drilling Rig known as the “Rowan Halifax”, built in 1982 by Marathon LeTourneau and acquired by Textron Corporation in 1984 at a cost of $66,500,000.

Investment: In December 1996, Fund Seven purchased a 50% interest in North Sea (Connecticut) Limited Partnership (“North Sea”), the equipment and the charter for $12,325,000 in cash and the assumption of $2,401,000 in non-recourse debt. Fund Seven acquired its interest directly from North Sea, leaving the other 50% interest with partners unaffiliated with Fund Seven. In connection with the renewal of the charter in July 2000, North Sea financed the renewal charter hire payments on a non-recourse basis and distributed $10,001,284 to Fund Seven. In

November 2004 and February 2005, certain of Fund Seven’s affiliates acquired 6.175% of Fund Seven’s interest in North Sea. On May 31, 2006, Fund Seven received a distribution of $3,944,250 from North Sea related to the Hurricane Rita events, which are discussed below. Thus, as of August 15, 2006, Fund Seven has received $13,945,534 on this investment.

Expected Future Proceeds from Investment: $26,000,000

Outlook: On October 5, 2005, Rowan notified the owner trustee of the rig that an “Event of Loss” occurred with respect to the rig in September 2005 as a result of Hurricane Rita. The charter provides that Rowan will pay to the lender (and upon satisfaction of all of the debt outstanding, to the owner trustee on behalf of North Sea) an amount equal to the “Stipulated Loss Value” of the rig. The “Stipulated Loss Value” for the rig will be determined according to the terms of the charter. The “Stipulated Loss Value” is defined in the charter as the sum of (i) the charter hire payment payable on the first charter hire payment date following an “Event of Loss”, (ii) the present value of the remaining charter hire payments due and (iii) the present value of the estimated residual value of the rig at the end of the charter, as determined by the appraisal procedure under the charter. Prior to North Sea initiating the appraisal procedure on November 29, 2005, Rowan commenced a declaratory judgment action in Texas State Court requesting that the court declare, among other things, that “Stipulated Loss Value” should be determined by “the value estimated in advance” of the renewal term of the charter, which amount was never documented or agreed by the parties. North Sea immediately filed a counterclaim against Rowan to, among other things, have the charter enforced in accordance with its terms, and the owner trustee of the rig initiated the appraisal procedure required under the charter. The appraisal procedure has been completed and it was determined that the “Stipulated Loss Value” of the rig at the end of the charter is $80,235,317.37. Thus, Fund Seven’s portion of that amount would be $26,310,159.27, calculated as follows: $80,235,317.37, minus the $20,200,726.90 that Rowan has paid to date, or $60,034,590.47, times 43.825% - Fund Seven’s interest in the rig.

On or about May 22, 2006, Rowan paid (i) the March 2006 charter hire payment and (ii) the component of the “Stipulated Loss Value” of the rig represented by the present value of the remaining charter hire payments due to the lender, which amounts were used to fully satisfy the outstanding non-recourse debt on the rig. On May 31, 2006, Fund Seven received a distribution of $3,944,250 with respect to its limited partnership interest in North Sea. The distribution represented Fund Seven’s portion of the $10,941,943 in net insurance proceeds that Rowan agreed to distribute to North Sea with respect to the rig. The insurance proceeds received by North Sea neither represents the full amount of the insurance proceeds, nor the final amount of the “Stipulated Loss Value” of the rig, that North Sea expects to receive in accordance with the terms of the charter.

While it is not possible at this stage to determine the likelihood of the outcome, we and the other North Sea partners believe that Rowan’s request for declaratory judgment is without merit and we are working with the other North Sea partners to vigorously pursue our counterclaims.

To summarize, the following chart depicts the net position of the material Fund assets at August 15, 2006.

Expected Future Proceeds from Assets
Lessee
Rowan	$26,310,159.27
Total Proceeds Expected	$26,310,159.27

Non-Recourse Liabilities at August 15, 2006
Non-Recourse Liabilities	$0

Total Proceeds Expected Less Non-Recourse Liabilities	$26,310,159.27

Approximate No. of Units Outstanding at 08/15/06	987,378

Estimated Net Value Per Unit	$26.65

Conclusion

Fund Seven was affected by the events of September 11, 2001 and Hurricane Rita and as such will not live up to our earliest expectations. As of August 15, 2006, for the investors that joined the Fund at its outset on January 19, 1996, they have received $75 per $100 in distributions. As depicted in the chart above, our hope and expectation is that their eventual total return will be 101% of their original capital invested. However, as discussed herein, these estimates are subject to the disposition of the Rowan litigation.

With that in mind, and in acknowledgment of the likely desire of Fund Seven investors to achieve liquidation in a timely manner, we continue to focus on the disposition of the Rowan litigation and the realization of the proceeds therefrom. We hope to be able to wrap up the material affairs of the Fund in early 2007. While we cannot report to you that the Fund has lived up to our expectations because of the events of September 11, 2001 and Hurricane Rita, its interest in at least one remaining extraordinary asset helps us maintain a guardedly optimistic outlook for the result described above.

As always, we are happy to answer any additional questions that you may have. Please reach us at the following numbers: Investors: 800-343-3736; Registered Representatives: 800-435-5697.

Neither Fund Seven nor its General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “The Lessee” contained within this document.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.